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                                                                   EXHIBIT 10.15


                             AVALON PROPERTIES, INC.

                           1995 ANNUAL INCENTIVE PLAN


         1. PURPOSE. The purpose of the Avalon Properties, Inc. (the "Company") Annual Incentive Plan (the "Plan ") is to enhance the Company's ability to attract, motivate, reward, and retain key employees, to strengthen their commitment to the success of the Company and to align their interests with those of the Company's shareholders by providing additional compensation to designated key employees of the Company based on the achievement of performance objectives. To this end, the Plan provides a means of rewarding participants based on the performance of the Company.

         2. DEFINITIONS.

         "Award" means a Threshold Award, Target Award or Maximum Award, any of which may not be a Code Section 163(m) Award, paid pursuant to this Plan.

         "Award Agreement" means the agreement entered into between the Company and a participant, setting forth the terms and conditions applicable to an award granted to the participant.

         "Code" means the Internal Revenue Code of 1986, and any successor statute, and the regulations promulgated thereunder, as it or they may be amended from time to time.

         "Code Section 162(m) Aware" means an Award intended to satisfy the requirements of Code Section 162(m) and designated as such in the Award Agreement.

         "Covered Employee" means a Covered Employee within the meaning of Cede
Section 162(m)(3).

         "FFO" means ______________.

         "Maximum Award" means the amount payable for achieving [150%] of the Performance Goals for the Performance Period.

         "Performance Criteria" means one or more of the following criteria selected by, and as further defined by, the Committee each Year to measure achievement of Performance Goals for a Year:

                  1.       A.      [FFO Growth];

                           B.      [Stock Price]; and

                           C.      [FFO Multiple].

                  2. Any other criteria related to performance of the Company, individual performance or any other category of performance selected by the Committee.


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         "Performance Goals" are the performance objectives applicable to each
Performance Period with respect to Performance Criteria established by the Committee for the Company for the purpose of determining whether, and the extent to which, awards under the Plan will be made for that Performance Period.

         "Performance Period" means each three-year period commencing on January 1 in any Year under the Plan and ending on December 31 in the third succeeding Year.

         "Target Award" means the amount payable for achieving 100% of the Performance Goals for the Performance Period.

         "Threshold Award" means the amount payable for achieving [50%] of the Performance Goals for the Performance Period.

         "Year" means the Company's fiscal year.

         3. ADMINISTRATION. The Plan shall be administered by the Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board").

         The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated. Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations and to establish non-uniform and selective Performance Criteria, Performance Goals, the weightings thereof, and Threshold, Target and Maximum Awards. Whenever the Plan refers to a determination being made by the Committee, it shall be deemed to mean a determination by the Committee in its sole discretion.

         It is the intent of the Company that this Plan and Code Section 162(m) Awards hereunder satisfy and be interpreted in a manner that satisfy, in the case of participants who are or may be Covered Employees, the applicable requirements of Code Section 162(m), including the administration requirement of Code Section 162(m)(4)(C), so that the Company's tax deduction for remuneration in respect of such an award for services performed by such Covered Employees is not disallowed in whole or in part by the operation of such Code section. If any provision of this Plan would otherwise frustrate or conflict with the intent expressed in this Article, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, [such provision shall be deemed void as applicable to Covered Employees with respect to whom such conflict exists.] Nothing herein shall be interpreted so as to preclude a participant who is or may be a Covered Employee from receiving an award that is not a Code Section 162(m) Award.

         The Committee shall have the discretion, subject to the limitations described in Article 4 below relating to Code 162(m) Awards, to (a) determine the Plan participants; (b) determine who will be treated as a Covered Employee;
(c) determine Performance Criteria and Performance Goals for each Performance Period within the time period required by Code Section 162(m); (d) establish an Award Schedule; (e) establish performance thresholds for payment of any awards;
(f) determine whether and to what extent the Performance Goals have been met or exceeded; (g) make discretionary awards as may be appropriate in order to assure the proper motivation and retention of personnel and attainment of business goals; (h) to make adjustments to Performance Criteria, Performance Goals and thresholds; and (i) determine the aggregate number of shares of the



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Company's common stock, par value $.01 per share ( "Common Stock") available for distribution as awards for each Performance Period. Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, the make, amend and rescind such rules as it deems necessary for the proper administration of the Plan, to make all other determination necessary or advisable for the administration of the Plan and to correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems desirable to carry the Plan into effect. Any action taken or determination made by the Committee shall be conclusive on all parties.

         4. CODE SECTION 162(m) AWARDS. A participant who is or may be a Covered Employee may receive a Code Section 162(m) Aware and/or an award that is not a Code Section 162(m) Award. The Committee will determine who is to be treated as a Covered Employee, determine who is eligible to be granted Code Section 162(m) Awards and establish the Target Awards and Award Schedules for Code Section 162(m) Awards. Such determinations will be made in a timely manner, as required by Code Section 162(m). Each award shall be evidenced by an Award Agreement setting forth the Award Schedule and such other terms and conditions applicable to the award, as determined by the Committee, not inconsistent with the terms of the Plan. Notwithstanding anything else in this Plan to the contrary, the aggregate maximum amount payable under the Plan to a Covered Employee with respect to a Performance Period shall be [________]. In the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.

         5. ALL AWARDS. Performance Criteria and Performance Goals will be established by the Committee for each Performance Period, which, in the case of Performance Criteria and Performance Goals for Covered Persons, will be established within the time period required by Code Section 162(m). The Committee also shall determine the extent to which each Performance Criteria shall be weighted in determining awards. The Committee will establish an Award Schedule for each award to each participant setting forth the Threshold, Target and Maximum Awards for such participant payable at specified levels of performance, based on the Performance Goal for each of the Performance Criteria and the weighting established for such criteria. The Committee may vary the Performance Criteria, performance Goals and weightings from participant to participant, award to award and from Performance Period to Performance Period. Notwithstanding the foregoing, the Performance Criteria with respect to a Code
Section 162(m) Award shall be limited to the Performance Criteria set forth in
Article 2.g.1.

         6. ELIGIBLE PERSONS. Any key employee of the Company who the Committee determines, in its discretion, is responsible for producing profits for the Company or otherwise has a significant effect on the operations of the Company shall be eligible to participate in the Plan. Committee members are not eligible to participate in the Plan. No employee shall have a right (a) to be selected under the Plan, or (b) having once been selected, to (i) be selected again or
(ii) continue as an employee.

         7. AMOUNT AVAILABLE FOR AWARDS. The amount available for awards (the "Bonus Pool") for each Performance Period shall be determined by the Committee. The Bonus Pool created in respect of any fiscal year shall be allocated among Plan participants in the manner established by the Committee prior to the beginning of such fiscal year; provided, however, that the Committee in its sole discretion may reduce at any time, including during or following the fiscal year, the amount of the bonus payable to any or all participants in respect of such fiscal year.

         8. DETERMINATION OF AWARDS. The Committee shall select the participants and determine which participants, if any, are to be treated as Covered Employees and which awards, if


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any, are to be Code Section 162(m) Awards. Except in the case of Code Section
162(m) Awards, the Committee shall determine the actual award to each participant for each Performance Period, taking into consideration, as it deems appropriate, the performance for such Performance Period of the Company in relation to the Performance Goals theretofore established by the Committee, and the performance of the respective participants during such Performance Period. The fact that an employee is selected as a participant for any Performance Period shall not mean that such employee necessarily will receive an award for that Performance Period. Except in the case of Code Section 162(m) Awards, notwithstanding any other provisions of the Plan to the contrary, the Committee may make discretionary awards as it sees fit under the Plan.

         A Code Section 162(m) Award payable to any Covered Employee may range from zero (0) to [one hundred and fifty (150)] percent of the Covered Employee's Target Award, depending upon whether, or the extent to which, the Performance Goals with respect to such Code Section 162(m) Award have been achieved. Actual Code Section 162(m) Awards will be derived from the Award Schedule based on the level of performance achieved. All such determinations regarding the achievement of Performance Goals and the determination of actual Code Section 162(m) Awards will be made by the Committee; [provided, however, that with respect to a Code
Section 162(m) Award, the Committee may, in its sole discretion, decrease, but not increase, the amount of the Award that otherwise would be payable].

         9. DISTRIBUTION OF AWARDS. Awards under the Plan for a particular Performance Period shall be paid in shares of Common Stock as soon as practicable after the end of that Performance Period. To the extent that the Company's tax deduction for remuneration in respect of the payment of an Award to a Covered Employee would be disallowed under Code Section 162(m) by reason of the fact that such Covered Employee's applicable employee remuneration, as defined in Code Section 162(m)(4), either exceeds or, if such Award were paid, would exceed the $1,000,000 limitation in Code Section 162(m)(1), the Committee may, in its sole discretion, defer the payment of such Award, but only to the extent that, and for so long as, the Company's tax deduction in respect of the payment thereof would be so disallowed; provided that the Committee may, nevertheless, accelerate the payment of previously deferred Awards if it determines that the amount of the tax deduction that would be disallowed is not significant. Deferred Awards will be deemed credited with interest at a rate determined by the Committee from time to time.

         10. TERMINATION OF EMPLOYMENT. A participant must be actively employed by the Company on the date his or her award is determined by the Committee (the "Payment Date") in order to be entitled to payment of any award for that Performance Period. [In the event active employment of a participant shall be terminated before the Payment Date for any reason other than discharge for cause or voluntary resignation, such participant may receive such portion of his or her award for the Year as may be determined by the Committee.] A participant discharged for cause shall not be entitled to receive any award for the Performance Period. A participant who voluntarily resigns prior to the Payment Date shall not be entitled to receive any award for the Performance Period unless otherwise determined by the Committee.

         11. MISCELLANEOUS.

                  a. NONASSIGNABILITY. No award will be assignable or transferable without the written consent of the Committee in its sole discretion, except by will or by the laws of descent and distribution.


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                  b. WITHHOLDING TAXES. Whenever payments under the Plan are to be made, the Company will withhold therefrom an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto.

                  c. AMENDMENT OR TERMINATION OF THE PLAN. The Board of Directors of the Company may at any time amend, suspend or discontinue the Plan, in whole or in part. The Committee may at any time alter or amend any or all Award Agreements under the Plan to the extent permitted by law. No such action may, however, without approval of the stockholders of the Company, be effective with respect to any Code
         Section 162(m) Award to any Covered Employee if such approval is required by Code Section 162(m)(4)(C).

                  d. OTHER PAYMENTS OR AWARDS. Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

                  e. PAYMENTS TO OTHER PERSONS. If payments are legally required to be made to any person other than the person to whom any amount is available under the Plan, payments will be made accordingly. Any such payment will be a complete discharge of the liability of the Company.

                  f. LIMITS OF LIABILITY.

                           1. Any liability of the Company to any participant
                  with respect to an award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

                           2. Neither the Company, nor any member of its Board
                  of Directors or the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan.

                  g. RIGHTS OF EMPLOYEES.

                           1. Status as an employee eligible to receive an award
                  under the Plan shall not be construed as a commitment that any award will be made under this Plan to such employee or to other such employees generally.

                           2. Nothing contained in this Plan or in any Award
                  Agreement (or in any other documents related to this Plan or to any Award Agreement) shall confer upon any employee or participant any right to continue in the employ or other service of the Company or constitute any contract or limit in any way the right of the Company to change such person's compensation or other benefits or to terminate the employment or other service of such person with or without cause.

                  h. SECTION HEADINGS. The section headings contained herein are for the purposes of convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, will control.


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                  i. INVALIDITY. If any term or provision contained herein will to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability will not affect any other provision or part thereof.

                  j. APPLICABLE LAW. The Plan, the Award Agreements and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the State of California without regard to the conflict of law principles thereof.

                  k. EFFECTIVE DATE. The Plan shall be effective as of ___________, 1995.

                  l. SHAREHOLDER APPROVAL. The adoption of this Plan is subject to the approval of the shareholders of the Company.






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